SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) §240.14a-12

OURPET’S COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

OURPET’S COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 18, 2005

To the Shareholders of OurPet’s Company:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of OurPet’s Company will be held on Wednesday, May 18, 2005, at 1:00pm EDT, at the Company offices located at 1300 East Street, Fairport Harbor, Ohio 44077, for the purpose of considering and acting upon the following matters:

(1)	Election of four members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are elected and have been qualified;

(2)	Ratification of the appointment of S.R. Snodgrass, A.C. as the Company’s independent auditor for the fiscal year ending December 31, 2005;

(3)	Transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only shareholders of record at the close of business on April 21, 2005 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

Shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, sign and date the accompanying proxy and return it promptly in the enclosed postage paid envelope.

By Order of the Board of Directors,

/s/ Konstantine S. Tsengas
Konstantine S. Tsengas Secretary

Fairport Harbor, Ohio

April 25, 2005

OurPet’s Company

1300 East Street

Fairport Harbor, Ohio 44077

Proxy Statement

General

The Board of Directors of OurPet’s Company hereby solicits your proxy for use at the Annual Meeting of Shareholders to be held on Wednesday, May 18, 2005, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock of the Company, no par value, held in their name. The cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram, internet and personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. This Proxy Statement and accompanying Proxy will be mailed on or about April 25, 2005 to all shareholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares

Shareholders of record at the close of business on April 21, 2005 will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Company had outstanding 11,771,473 shares of Common Stock. Each holder of record of shares of Common Stock on the Record Date is entitled to one vote per share on each matter to be considered at the Annual Meeting. A quorum for the Annual Meeting consists of the presence, in person or by proxy, of the holders of a majority of the total number of shares of voting stock outstanding on the Record Date. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter. An affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for election of directors and for approval of all other matters being submitted to shareholders for their consideration. Abstentions and broker “non-votes” are not counted for purposes of the election of directors and approval of all other matters being submitted to shareholders. Cumulative voting is not allowed in the election of directors of the Company.

When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares represented by proxies will be voted as follows:

•	FOR the election of the nominees for the directors set forth herein; and

•	FOR the ratification of the appointment of our independent auditor.

In addition, if other matters come before the Annual Meeting, the person named in the accompanying form of proxy will vote in accordance with his best judgment with respect to such matters. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Secretary of the Company prior to the Annual Meeting or by giving a later dated proxy.

PROPOSAL 1:    Election of Directors

Unless marked otherwise, proxies received will be voted FOR the election of each of the four nominees named below. Each of the current directors has been nominated for election to the Board of Directors. Under the terms of the Company’s Certificate of Incorporation, any vacancy on the Board of Directors may be filled by a majority vote of the directors then in office. If any of the four nominees is unable or unwilling to serve as a nominee for the office of director at the time of the Annual Meeting, the proxies may be voted either (i) for a substitute nominee who shall be designated by the proxy holder or by the present Board of Directors to fill such vacancy or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly by Board resolution. The Board of Directors has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. Such persons have been nominated to serve until the next Annual Meeting of shareholders following the 2005 Annual Meeting or until their successors, if any, are elected or appointed. The Board of Directors recommends a vote “FOR” the election of each of the nominees listed below.

Joseph T. Aveni 73 years old Director since 1998 Chairman Emeritus of First Realty Property Management LLC	Mr. Aveni was elected to the Company’s Board of Directors in November 1998. Mr. Aveni has been the Chairman Emeritus of First Realty Property Management LLP since 1997. He was the Chairman and Chief Executive Officer of Realty One from 1990 to 2001 and served on the Board of Directors of the Cleveland Ballet and the Greater Cleveland Growth Association. He has served as President of Property Management Division of FIABCI and of National Institute of Real Estate Management, as a member of the Board of Directors of the National Association of Realtors, as Chairman of the Genesis Relocation Services and as a member of the Leadership Cleveland Class of ‘92. He has received the Distinguished Service Award and Realtor of the Year Award from the Association of Realtors and the Franklin Delano Roosevelt Award for Excellence from the March of Dimes.

Carl Fazio, Jr. 54 years old Director since 2004 Financial Advisor, Private Client Group Raymond James & Associates, Inc.	Mr. Fazio was elected to the Company’s Board of Directors at the Annual Meeting held on May 22, 2004. Mr. Fazio has been with Raymond James & Associates, Inc. since 2002 and he is currently a Private Client Group Financial Advisor in the Fort Myers, FL office. He was Vice President of Clark Consulting, an executive benefits consulting firm, from 2000 to 2001. For a six year period ending in 2002, Mr. Fazio owned and operated GreaTaste, Inc., a wholesale and retail bakery serving the greater Cleveland, OH area. Mr. Fazio has served as a board member and trustee with the Cleveland Chapter of the American Red Cross, the Achievement Center for Children, the Retired Senior Volunteer Program and other civic and charitable groups. He currently serves as a trustee for Say Yes to Cleveland, is a member of Cleveland State University’s Visiting Committee for Athletics and serves as an alumni volunteer for Hobart College and Hawken School.

Benjamin D. Suarez 63 years old Director since 2003 Corporate President and Chief Executive Officer of Suarez Corporation Industries	Mr. Suarez was elected to the Company’s Board of Directors on October 20, 2003 by a majority vote of the directors then in office. Mr. Suarez has been Corporate President, Chief Executive Officer, and Founder of Suarez Corporation Industries, one of the leading direct-marketing companies in the world since it was formed in 1970.

Dr. Steven Tsengas 67 years old Director since 1985 Chairman of the Board, President and Chief Executive Officer of the Company	Dr. Tsengas has served on the Company’s Board of Directors since the merger with Manticus, Inc. in 1998 and also was a director of the predecessor company since it was incorporated in 1985. Dr. Tsengas has also been Chairman, President and Chief Executive Officer of the Company since the merger in 1998. Dr. Tsengas received his BS in Industrial Engineering from the State of New York University at Buffalo, his MS in Business from the University of Rochester, W. Simon Graduate School of Management, and his Ph.D. degree in Natural Health from Clayton College of Natural Health. He holds numerous patents, has taught and lectured at various colleges and was elected to the National Inventors Hall of Fame. He is active in numerous professional, community and technical associations, including the Ohio Venture Association, American Naturopathic Medical Association, the Coalition for Natural Health, the Lake County Development Council and the Lake County Workforce Development Council. His son also serves as Vice President of Operations and Secretary.

Attendance of Board at Meetings

All directors except Benjamin D. Suarez were present for at least 75% of all meetings of the Board of Directors and the meetings of the committee of which each was a member. The Board of Directors met three times in 2004. The Board is also strongly encouraged to attend the Annual Meeting of Shareholders, either in person or by teleconference. One of the directors attended last year’s Annual Meeting.

Board Committees

The Board of Directors has established a Compensation Committee, which makes recommendations to the Board with respect to general compensation and benefit levels for employees, determines the compensation and benefits for the Company’s executive officers and administers the Company’s stock option plan. The current members of this Committee are Joseph T. Aveni, Carl Fazio, Jr. and Dr. Steven Tsengas. The Compensation Committee met twice in 2004.

We do not have a Nominating Committee of the Board of Directors. Instead, the Board believes it is in the best interests of the Company to rely on the insight and expertise of all directors in the nominating process. Generally, the Chairman of the Board recommends qualified candidates for director to the full Board and nominees are approved by a majority of the Board, including Mr. Aveni, Mr. Fazio and Mr. Suarez, who are independent directors as defined by Nasdaq. Nominees are not required to possess specific skills or qualifications, however, nominees are recommended and approved based on various criteria including relevant skills and experience, personal integrity and ability and willingness to devote their time and efforts to the Company. Qualified nominees are considered without regard to age, race, color, sex, religion, disability or national origin. We do not use a third party to locate or evaluate potential candidates for director.

It is the policy of the Board of Directors to consider nominees recommended by shareholders according to the same criteria. A shareholder desiring to nominate a director for election at our 2006 annual meeting of shareholders must deliver a written notice to our Secretary at our offices located at 1300 East Street, Fairport Harbor, Ohio 44077 no later than December 31, 2005. Such notice must include as to each person the shareholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the written consent of the person, consenting to be named in the proxy as a nominee and to serve as a director;

•	the class and number of our shares beneficially owned by the person, if any; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act;

and as to the shareholder giving the notice:

•	the name and record address of the shareholder; and

•	the class and number of our shares beneficially owned by the shareholder;

We may require any proposed nominee to furnish additional information required by us to determine the eligibility of the proposed nominee to serve as our director.

The Board of Directors has established an Audit Committee, which meets with financial management and the independent registered public accounting firm to make recommendations to the Board regarding the selection of independent registered public accounting firm, review the Company’s filings with the Securities and Exchange Commission, review the results and scope of audit and any other services provided by the Company’s independent registered public accounting firm and review and evaluate our internal control functions. The members of this committee in 2004 were Mr. Aveni, Mr. Fazio and Mr. Suarez. The Audit Committee met twice in 2004.

Compensation of Directors

In 2002, 2003 and 2004, directors who were full-time employees of the Company received no cash compensation for services rendered as members of the Board of Directors or a committee thereof. Directors who were not full-time employees of the Company received reimbursement of out-of-pocket expenses for attendance at Board of Director meetings. Non-employee directors received compensation in 2004 in the form of 21,146 warrants to Mr. Aveni for his services as director in 2002, 2003 and 2004 and 7,049 warrants each to Mr. Fazio and Mr. Suarez for their services as directors in 2004, all at an exercise price of $0.288.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Other than the Company’s standard form of non-competition and confidentiality agreement, the Company does not presently have any employment contracts in effect with the executive officers of the Company, including any compensatory plans or arrangements resulting from the resignation, retirement or other terminations of the executive officers.

Executive Compensation

Executive Officers of the Company

Dr. Steven Tsengas 67 years old Chairman of the Board, President and Chief Executive Officer of the Company	Dr. Tsengas has been Chairman, President and Chief Executive Officer of the Company since the merger with Manticus, Inc. in 1998 and also held the same positions with the predecessor company since 1985. His son also serves as Vice President of Operations and Secretary.

Konstantine S. Tsengas 40 years old Vice President of Operations and Secretary	Mr. Tsengas has been Vice President of Operations and Secretary of the Company since the merger in 1998 and served in the same capacities with the predecessor company since 1995. Mr. Tsengas received his BS in Industrial Engineering from the University of Toledo and has completed graduate level courses in marketing and organizational behavior at Cleveland State University. His father also serves as Chairman, President and Chief Executive Officer.

Heather L. Novak 30 years old Vice President of Marketing	Ms. Novak was formerly the Vice President of Marketing of the Company from July of 2003 until October of 2004. From 1995 to 2003 Ms. Novak served as a chemist, product manager, and account executive at Sherwin-Williams Company. Ms. Novak received her BS in Chemistry and Psychology from Miami University of Ohio and her MBA from Case Western Reserve University.

John G. Murchie 67 years old Vice President, Treasurer and Controller	Mr. Murchie was appointed Vice President of the Company on November 15, 2002. Mr. Murchie has been Treasurer and Controller of the Company since January of 2000. From 1995 through 1999, Mr. Murchie served as Acting Chief Financial Officer, Controller and Chief Administrative Officer of Conversion Technologies International, Inc. and one of its subsidiaries. Mr. Murchie received his BS in Business Administration from Miami University of Ohio.

Summary Compensation Table

The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the years ended December 31, 2004, 2003 and 2002 to its Chief Executive Officer.

		Annual Compensation					Long Term Compensation
							Awards		Payouts
Name and Principal Position	Year	Salary		Bonus	Other Annual Compensation		Securities Underlying Options/ SARs		LTIP Payouts	All Other Compensation
Dr. Steven Tsengas Chairman, President & Chief Executive Officer	2004 2003 2002	$ $ $	93,539 88,580 88,365	— — —	$515 — —	(1)	500,000 — —	(2)	— — —	— — —

(1)	The other annual compensation amounts shown in the table reflect Mr. Tsengas’ share of the 10 percent profit sharing plan for 2004 based upon the Company’s net income before taxes.

(2)	Represents options granted in April 2004 for 300,000 shares at an exercise price of $0.35 per share and in October 2004 for 200,000 shares at an exercise price of $0.29 per share pursuant to the Company’s 1999 Stock Option Plan which vest one-third on each of the second, third and fourth anniversaries of the date of grant and expire on the fifth anniversary of the date of grant.

Option Plan

The Company maintains the 1999 Stock Option Plan for its officers and key employees under which options may be granted at the discretion of the Board of Directors. The Company has reserved 1,350,000 shares of its Common Stock for issuance upon the exercise of options granted under the Plan.

Under the Plan, options to purchase an aggregate of 824,750 shares were outstanding as of April 8, 2005. These options vest one-third on each of the second, third and fourth anniversaries of the date of grant and expire on the fifth anniversary of the date of grant. The Company grants options for the Plan at exercise prices equal to or greater than the fair market value of the Common Stock on the date of grant.

Option Grants in 2004

The following table sets forth the number of individual stock option grants made by the Company to its Chief Executive Officer in 2004.

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in 2004 (1)	Exercise or Base Price ($/sh)	Expiration Date
Dr. Steven Tsengas	300,000	40.6%	$0.35	04/28/09
	200,000	27.1%	$0.29	10/01/09

(1)	The Company granted options to purchase an aggregate of 738,500 shares of Common Stock in 2004, which were granted in April, June and October of 2004.

Option Values at Year-End 2004

The following table sets forth information concerning the number of unexercised options held by our Chief Executive Officer and their value as of December 31, 2004. Our Chief Executive Officer did not exercise options in 2004.

Name	Shares Acquired or Exercise		Number of Securities Underlying unexercised Options at 12/31/04		Value of Unexercised “In-the-Money” Options at 12/31/04 (1)
		Value Realized	Exercisable	Unexerciseable	Exercisable	Unexerciseable
Dr. Steven Tsengas	0	0	0	500,000	$0	$2,000

(1)	Calculated based upon the difference between the exercise price and the closing price of a share of Common Stock on the over-the-counter market of $0.30 a share on December 31, 2004.

Option Repricing

On May 8, 2003, the Board of Directors approved the adjustment of the exercise price of unexercised stock options to the higher of 50% of the existing exercise price or the current market price on May 8, 2003. In order to give our employees an incentive to exercise their stock options in the future and to continue to put forth their efforts for the success and growth of the Company the exercise price was adjusted to reflect more accurately the current economic conditions. The exercise prices were established when the options were granted, which in most instances were in 1998, 1999 and 2000, subsequent to which the status of the economy and the stock market has significantly changed. Among the options repriced were those of our Chief Executive Officer for 200,000 shares which expired in 2004 that were repriced to $0.4125 per share.

Equity Compensation Plan Information as of April 8, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	824,750	$0.330	525,250
Equity compensation plans not approved by security holders	25,468	$1.227	-0-

Total	850,218	$0.357	525,250

The equity compensation plan not approved by security holders includes the following issuance of warrants to purchase Common Stock as payment in full for investor relations services to an unrelated firm:

Investor relations in 2002 for 25,468 warrants at $1.227 per share which expire on August 3, 2006.

Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of April 8, 2005, certain information as to the stock ownership and voting power of all persons (or group of persons) known by the Company to be the beneficial owner of more than five percent of the Company’s stock, each director and executive officer of the Company, and all directors and executive officers as a group.

	Number of Shares Beneficially Owned		Warrants and Options Exercisable within 60 Days (4)	Percentage (5)
Name of Beneficial Owner(1)	Common (2)	Preferred (3)
Joseph T. Aveni(6)	459,452	—	41,002	4.2
Carl Fazio, Jr.(7)	—	—	7,049	*
Benjamin D. Suarez(7)	—	—	7,049	*
Dr. Steven and Evangelia S. Tsengas(8)	3,888,850	—	412,862	35.3
John G. Murchie(9)	14,000	—	33,333	*
Konstantine S. Tsengas(10)	1,082,812	—	52,905	9.6
Dr. James W. McCourt(11) 2213 CR 3140, Cookville, TX 75558	675,061	380,000	77,927	9.3
Nicholas S. Tsengas(12) 9932 Brookhill Circle, Twinsburg, OH 44087	1,119,750	—	52,905	9.9
All directors and officers as a Group (6 persons)(13)	5,999,314	—	554,200	48.7

*	Less than one percent
(1)	Unless otherwise indicated and subject to applicable community property laws, each shareholder has sole voting and investment power with respect to all shares of stock beneficially owned by such shareholder. Unless otherwise indicated, the address of each shareholder is c/o OurPet’s Company, 1300 East Street, Fairport Harbor, OH 44077.
(2)	The number of shares beneficially owned by each person named in the table includes shares held by each individual of the Company’s Common Stock which is the only voting stock.
(3)	The number of shares beneficially owned by each person named in the table includes shares held by each individual of the Company’s Preferred Stock, as if converted into Common Stock. The Preferred Stock is nonvoting unless and until it is actually converted into Common Stock.
(4)	The number of warrants and options for each person named in the table includes shares reserved for each individual of (i) Common Stock subject to stock options issued under the 1999 Stock Option Plan that are now exercisable or exercisable within 60 days of April 8, 2005; and (ii) Common Stock subject to warrants that are presently exercisable or exercisable within 60 days of April 8, 2005.
(5)	Applicable percentage of voting power is based on the 11,771,473 shares of Common Stock outstanding as of April 8, 2005. Shares of Common Stock issuable upon conversion of 71,000 outstanding shares of Preferred Stock and subject to warrants and options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such Preferred Stock, warrants and options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.
(6)	Includes 459,452 shares of Common Stock held and currently exercisable warrants to purchase 41,002 shares of Common Stock. Excludes 192,000 shares of Common Stock held by the Joseph T. Aveni Dynasty Trusts for the benefit of his adult children; Mr. Aveni disclaims beneficial ownership of such shares.
(7)	Includes currently exercisable warrants to purchase 7,049 shares of Common Stock.
(8)

Includes 3,155,558 shares of Common Stock held and currently exercisable warrants to purchase 140,041 shares of Common Stock issued to Dr. Tsengas. Also includes currently exercisable warrants to purchase 107,884 shares of Common Stock issued to Senk Properties in which Dr. Tsengas is a partner. The number of warrants held by Senk Properties attributed to Dr. Tsengas is based upon his ownership percentage of 52%. Excludes options to purchase 500,000 shares of Common Stock which are not exercisable within 60 days. Also includes 733,292 shares of Common Stock held and currently exercisable warrants to purchase 140,041 shares of Common Stock issued to Dr. Tsengas’s wife and currently exercisable warrants to purchase 24,896 shares of Common Stock issued to Senk Properties in which Dr. Tsengas’s wife is a partner. The number of warrants held by Senk Properties attributed to Dr. Tsengas’s wife is based upon her ownership percentage of 12%. Excludes 2,202,562 shares of Common Stock held and currently exercisable warrants to purchase 31,122 shares of Common Stock issued to Dr. Tsengas’s sons and currently exercisable warrants to purchase 74,688 shares of Common Stock issued to Senk Properties in which Dr. Tsengas’s sons are partners. The number of warrants held by Senk Properties attributable to Dr. Tsengas’s sons is based upon their ownership percentage of 36%. Dr. Tsengas disclaims beneficial ownership of such shares and warrants.

(9)	Includes 14,000 shares of Common Stock held and currently exercisable stock options to purchase 33,333 shares of Common Stock. Excludes options to purchase 66,667 shares of Common Stock, which are not exercisable within 60 days.
(10)	Includes 1,008,403 shares of Common Stock held and currently exercisable warrants to purchase 5,187 shares of Common Stock issued to Mr. Tsengas and also currently exercisable warrants to purchase 37,344 shares of Common Stock issued to Senk Properties in which Mr. Tsengas is a partner. The number of warrants issued to Senk Properties attributed to Mr. Tsengas is based upon his ownership percentage of 18%. Excludes option to purchase 150,000 shares of Common Stock which is not exercisable within 60 days. Includes 74,409 shares of Common Stock held and currently exercisable warrants to purchase 10,374 shares of Common Stock issued to Mr. Tsengas’s daughter and son. Mr. Tsengas is the son of Dr. Tsengas.
(11)	Includes securities issued to Dr. McCourt, and to Beachcraft Limited Partnership, in which Dr. McCourt serves as Trustee for its general partner, and to DKKS, LP in which Dr. McCourt is the general partner. Securities issued directly to Dr. McCourt include 231,680 shares of Common Stock and currently exercisable warrants to purchase 21,299 shares of Common Stock; Beachcraft Limited Partnership holds 343,381 shares of Common Stock, 180,000 shares of Common Stock issuable upon conversion of 18,000 outstanding shares of Preferred Stock and currently exercisable warrants to purchase 56,628 shares of Common Stock; and DKKS, LP holds 100,000 shares of Common Stock and 200,000 shares of Common Stock issuable upon conversion of 20,000 outstanding shares of Preferred Stock. Excludes 209,212 shares of Common Stock issued to Dr. McCourt’s adult daughters and son; Dr. McCourt disclaims beneficial ownership of such shares.
(12)	Includes 1,008,403 shares of Common Stock held and currently exercisable warrants to purchase 5,187 shares of Common Stock issued to Mr. Tsengas and also currently exercisable warrants to purchase 37,344 shares of Common Stock issued to Senk Properties in which Mr. Tsengas is a partner. The number of warrants issued to Senk Properties attributed to Mr. Tsengas is based upon his ownership percentage of 18%. Includes 111,347 shares of Common Stock held and currently exercisable warrants to purchase 10,374 shares of Common Stock issued to Mr. Tsengas’s daughters. Mr. Tsengas is the son of Dr. Tsengas.
(13)	Includes 5,445,114 shares of Common Stock held, currently exercisable stock options to purchase 33,333 shares of Common Stock and currently exercisable warrants to purchase 520,867 shares of Common Stock. Excludes options to purchase 716,667 shares of Common Stock, which are not exercisable within 60 days.

Certain Relationships and Related Transactions

The Company leases warehouse and office facilities from a related entity, Senk Properties, a general partnership comprised of Dr. Steven Tsengas, Konstantine S. Tsengas, Evangelia S. Tsengas and Nicholas S. Tsengas. At December 31, 2004, the current monthly rental was $12,113 plus real estate taxes with annual increases each June in the monthly rental based upon the change in the indicated consumer price index in the preceding year. The initial lease term was five years ending on May 31, 1998 and it has been extended for two additional five-year terms, with the possibility of three additional extensions of five years each. Lease expense was $163,834 for 2004 and $147,560 for 2003.

In March 1998, Napro, the predecessor company to OurPet’s Company, borrowed $50,000 from Dr. Steven Tsengas for equipment purchases. In connection with this loan, 50,000 warrants were issued for the purchase of Common Stock at $0.75 a share to Dr. Tsengas. These warrants were exchanged for Company warrants after

Napro’s merger into Manticus and expired on October 31, 2004. In accordance with the anti-dilution provisions the number of warrants issued to Dr. Tsengas were adjusted to 51,654 and the exercise price was adjusted to $0.726 as a result of dividends on Preferred Stock being paid in Common Stock.

On September 1, 1999, the Company borrowed $200,000 for working capital purposes from Mr. Aveni. The loan was due on August 31, 2004 and had an annual interest rate of 10%. In addition, Mr. Aveni received 50,000 warrants for the purchase of Common Stock at $0.75 per share which expired on July 31, 2001. The 50,000 warrants were subsequently adjusted to 50,471 warrants exercisable at $0.743 a share in accordance with the warrant anti-dilution provisions and were exercised in July 2001 for cancellation of accrued interest due Mr. Aveni as consideration.

On July 21, 2000, the Company borrowed $50,000 from Dr. Steven Tsengas, on August 1, 2000, it borrowed $25,000 from Joseph T. Aveni, and on August 2, 2000, it borrowed $150,000 from Beachcraft Limited Partnership, a firm for which Dr. James W. McCourt serves as Trustee for its general partner for working capital purposes. The notes had an annual interest rate of 10% and were due on July 31, 2004 for Dr. Tsengas and Mr. Aveni, and on February 1, 2004 for Beachcraft, L.P. due to six six-month extensions obtained. In connection with these loans, the Company issued 50,000 warrants for the purchase of Common Stock at $1.25 a share, subsequently adjusted to 51,610 warrants exercisable at $1.211 a share in accordance with the warrant anti-dilution provisions, to Dr. Tsengas, warrants to purchase 25,000 shares at the same price, subsequently adjusted to 25,804 warrants exercisable at $1.211 a share in accordance with the warrant anti-dilution provisions, to Mr. Aveni and warrants to purchase 150,000 shares at the same price, subsequently adjusted to 38,708 warrants exercisable at $1.211 a share, 76,718 warrants exercisable at $1.222 a share and 37,987 warrants exercisable at $1.234 a share in accordance with the warrant anti-dilution provisions, to Beachcraft Limited Partnership. The 150,000 warrants issued to Beachcraft, L.P. includes 37,500 warrants issued in each of February 2001, August 2001 and February 2002 for the six-month extensions on repayment of its loan. These warrants all expired on July 31, 2004.

On August 28, 2003, the Company borrowed an additional $100,000 from Mr. Aveni for working capital purposes. This note was due on November 30, 2003 with interest at prime plus 3%. The note due date was extended and it was repaid to Mr. Aveni with accrued interest on December 30, 2003. In connection with this loan, the Company issued 12,500 warrants for the purchase of Common Stock at $0.41 a share, subsequently adjusted to 12,654 warrants exercisable at $0.405 a share in accordance with the warrant anti-dilution provisions. These warrants expire on September 4, 2006.

On December 30, 2003, the Company repaid Dr. Tsengas $25,000 in cash and issued 73,529 shares of Common Stock to his grandchildren in payment for the note dated July 21, 2000 for $50,000. On the same date the Company repaid Mr. Aveni $100,000 in cash and issued 367,647 shares of Common Stock to him and trusts for his children in payment for the notes dated September 1, 1999 for $200,000 and August 1, 2000 for $25,000. Also on December 30, 2003, the Company repaid Beachcraft $75,000 in cash in partial payment for the note dated August 2, 2000 for $150,000. As of February 1, 2004, a new note payable for $75,000 was issued to Beachcraft to replace the remaining balance on the August 2, 2000 note. The new note is due on February 1, 2006 with interest payable quarterly at prime plus 3%. In consideration for this refinancing the Company issued warrants for the purchase of 56,250 shares of Common Stock to Beachcraft at an exercise price of $0.30 per share, subsequently adjusted to 56,628 warrants exercisable at $0.298 a share in accordance with the warrant anti-dilution provisions. These warrants expire on February 1, 2007.

In October 2004, the Company issued an aggregate total of 70,000 warrants for the purchase of Common Stock at $0.29 per share, subsequently adjusted to 70,486 warrants exercisable at $0.288 a share in accordance with the warrant anti-dilution provisions, which expire on October 1, 2009. These warrants were issued to current directors, a former director and the special advisor to the Board of Directors as compensation for services.

The Company believes the terms it received from the loans described above are at least as favorable as terms it could have obtained from unaffiliated third parties.

Code of Ethics

On February 6, 2004, the Board of Directors adopted a code of conduct and ethics that applies to all officers, directors and employees of OurPet’s, including our principal executive officer, principal financial officer, principal accounting officer, and any person performing similar functions. The code was filed with the Company’s December 31, 2003 annual report on Form 10-KSB as Exhibit 14.

Audit Committee

The Audit Committee oversees the quality and integrity of the financial statements of the Company, the independent registered public accounting firm’s, also known as the independent auditor’s, qualifications and independence, the performance of the independent auditor, and the compliance by the Company with legal and regulatory matters. The Audit Committee is also directly responsible for the engagement of the independent auditor and considers and approves all services performed by the independent auditor. The members of the Audit Committee in 2004 were Messrs. Aveni, Fazio and Suarez, each of whom was appointed by the Board of Directors.

The Audit Committee operates under a written charter setting forth the Committee’s composition, responsibilities and authority. This charter was adopted by OurPet’s on February 6, 2004 to fully comply with new SEC rules and adopted pursuant to the Sarbanes-Oxley Act of 2002. The charter is reviewed and assessed annually by the Audit Committee.

The directors who serve on the Audit Committee have no financial or personal ties to the Company other than as described in this proxy statement. The Board of Directors has determined all members of the Audit Committee in 2004 satisfied the regulations of Nasdaq, governing audit committee composition, including the requirement that all committee members be “independent” as defined in applicable Nasdaq regulations. In addition, the Board has determined that Mr. Aveni is an audit committee financial expert as defined by the SEC.

Report of the Audit Committee

The Audit Committee; (1) reviewed and discussed with management and the independent auditors the Company’s audited financial statements for the year ended December 31, 2004; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (4) considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence; and (5) discussed with the auditors the auditor’s independence.

Based on the review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2004, be included in the Company’s Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

Joseph T. Aveni

Chairman of the Audit Committee

Carl Fazio, Jr.

Benjamin D. Suarez

PROPOSAL 2:    Ratification of Selection of Independent Auditor

The Audit Committee, following a review of the independent auditor’s performance and qualifications has selected and the Board of Directors has ratified, subject to shareholder approval, S.R. Snodgrass, A.C. as the Company’s independent auditors for the year ending December 31, 2005. S.R. Snodgrass, A.C. has audited the Company’s financial statements since 1998. Representatives of S.R. Snodgrass, A.C. are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Shareholder ratification of the selection of S.R. Snodgrass, A.C. as the Company’s independent auditors is not required by the Bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the selection of S.R. Snodgrass, A.C. as independent auditors, the Board of Directors will consider whether to retain that firm for the year ending December 31, 2005. The affirmative vote of the holders of a majority of the voting stock represented at the Annual Meeting is required for approval of this proposal. The Board of Directors recommends a vote “FOR” ratification of the appointment of S.R. Snodgrass, A.C. as independent auditors for the Company for the current year.

The following table summarizes fees billed to the Company by S.R. Snodgrass, A.C. for professional services rendered as of and for the years ended December 31, 2004 and 2003.

	2004	2003
Audit Fees	$40,100	$38,800
Audit Related Fees	0	$1,225
Tax Fees	$260	0
All Other Fees	0	0

Total Fees	$40,360	$40,025

Audit Fees.    These fees comprise professional services rendered in connection with the audit of the Company’s financial statements and the review of the Company’s quarterly financial statements on Form 10-QSB’s that are customary under auditing standards generally accepted in the United States.

Audited Related Fees.    These fees comprise professional services rendered in connection with compliance with the provisions of the Sarbanes-Oxley Act of 2002.

Tax Fees.    These fees comprise professional services rendered in connection with tax compliance reviews.

Pre-Approval Policies and Procedures

Before the independent auditors are engaged by OurPet’s to render audit or permissible non-audit services, the Audit Committee approves the engagement. The Audit Committee also reviews the scope of any audit and other assignments given to our auditors to assess whether such assignments would affect their independence.

Shareholder Proposals and Communications

A shareholder intending to present a proposal to be included in our proxy statement for our 2006 annual meeting of shareholders must deliver a proposal, in accordance with the requirements of Rule 14a-8 under the

Exchange Act, to our Secretary at our principal executive office no later than December 26, 2005. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the meeting:

a)	brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

b)	the name and record address of the shareholder proposing such business,

c)	the number of shares of our voting stock that are beneficially owned by the shareholder, and

d)	any material interest of the shareholder in such business.

OurPet’s Board of Directors also provides a process for shareholders to send communications to the Board. Shareholders may mail any communications to our Corporate Secretary at the Company’s offices, 1300 East Street, Fairport Harbor, Ohio 44077. The Secretary will review all communications and forward to the Board of Directors all communications other than solicitations for products or services or trivial or obscene items. Mail addressed to a particular director or committee of the Board will be forwarded to that director or committee. All other communications will be forwarded to the Chairman for the review of the entire Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and persons who beneficially own more than 10% of the Company’s Stock, to file with the Securities and Exchange Commission an initial report of ownership and reports of changes in ownership of the Company’s stock. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. As a matter of practice, the Company’s administrative staff may assist in preparing and filing these reports. Based solely upon a review of the copies of forms furnished to the Company, and written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2004, all its officers, directors and ten percent beneficial owners complied with applicable filing requirements.

Other Matters

The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the person named on the Proxy will vote on such matters in accordance with his best judgment.

By Order of the Board of Directors,

/s/ Konstantine S. Tsengas

Konstantine S. Tsengas Secretary

Fairport Harbor, Ohio

April 25, 2005

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

OURPET’S COMPANY

Konstantine S. Tsengas is hereby authorized to represent the undersigned at the Annual Meeting of Shareholders of OurPet’s Company to be held on Wednesday, May 18, 2005 at the Company office’s located at 1300 East Street, Fairport Harbor, Ohio 44077 at 1:00 pm EDT, and any adjournment or postponement thereof, and to vote the number of shares which the undersigned would be entitled to vote if personally present.

Number of Shares:	☒ Please mark votes as in this example.

Name and Address of Shareholder:

This Proxy will be voted as you direct below. In the absence of such direction, it will be voted FOR all of the Directors and FOR each of the Proposals below.

1.	SELECTION OF DIRECTORS		For	Against	Abstain
	Nominees:	Joseph T. Aveni	☐	☐	☐
		Carl Fazio, Jr.	☐ For all nominees except as noted
Benjamin D. Suarez Dr. Steven Tsengas

2.	Proposal to ratify the Appointment of S.R. Snodgrass, A.C. as the Independent Registered Public Accounting Firm for Fiscal Year 2005
			☐	☐	☐

☐	Mark here for address change and note above.

☐	Mark here if planning on attending the Annual Meeting in person.

☐	Mark here and give us your e-mail address if you desire to receive information about the Company and its new products.

Note: Please sign exactly as name appears. Joint owners should each sign. Executor, Administrator, or Guardian, please sign full title as such. If signer is a corporation, please sign with the full corporation name by duly authorized officer or officers.

Signature:                                                                                                       Date:

Signature:                                                                                                       Date: